                                                                    EXHIBIT e(1)


                                ING MUTUAL FUNDS

                          7337 E. Doubletree Ranch Road
                            Scottsdale, Arizona 85258

                               September 23, 2002

ING Funds Distributor, Inc.
7337 E. Doubletree Ranch Road
Scottsdale, Arizona 85258

                  Re: Underwriting Agreement

Ladies and Gentlemen:

         ING MUTUAL FUNDS is a Delaware business trust operating as an open-end management investment company (hereinafter referred to as the "Trust"). The Trust is registered as such under the Investment Company Act of 1940, as amended (the "1940 Act"), and its shares are registered under the Securities Act of 1933, as amended (the "1933 Act"). The Trust, on behalf of each of the series listed on Schedule A hereto, which may be amended from time to time by ING Funds Distributor, Inc. (each a "Fund," collectively the "Funds"), desires to offer and sell the authorized but unissued shares of the Funds to the public in accordance with applicable federal and state securities laws.

         You have informed us that ING Funds Distributor, Inc. is registered as a broker-dealer under the provisions of the Securities Exchange Act of 1934 and is a member in good standing of the National Association of Securities Dealers, Inc. You have indicated your desire to act as the exclusive selling agent and principal underwriter for the shares of the Funds. We have been authorized by the Trust to execute and deliver this Agreement to you by a resolution of our Board of Trustees (the "Trustees") adopted at a meeting of the Trustees, at which a majority of Trustees, including a majority of our Trustees who are not otherwise interested persons of our investment manager or its related organizations, were present and voted in favor of the said resolution approving this Underwriting Agreement.

         1. Appointment of Underwriter. Upon the execution of this Agreement and in consideration of the agreements on your part herein expressed and upon the terms and conditions set forth herein, we hereby appoint you as the exclusive distributor of the shares (other than sales made directly by the Trust without sales charge) and agree that we will deliver to you such shares as may be sold through your efforts. You agree to use your best efforts to promote the sale of the shares, but you are not obligated to sell any specific number of the shares.

         2. Independent Contractor. You will undertake and discharge your obligations hereunder as an independent contractor and shall have no authority or power to obligate or bind the Trust or the Fund by your actions, conduct or contracts, except that you are authorized to accept orders for the purchase or repurchase of the shares as our agent. You may appoint sub- agents or distribute the shares through dealers (or otherwise) as you may determine necessary or desirable from time to time. This Agreement shall not, however, be construed as authorizing any dealer or other person to accept orders for sale or repurchase on our behalf or to otherwise act as our agent for any purpose.

         3. Offering Price. Shares of the Funds shall be offered at a price equivalent to the net asset value plus, as appropriate, a variable percentage of the public offering price as a sales load, as set forth in the Funds' Prospectus. On each business day on which the New York Stock Exchange is open for business, we will furnish you with the net asset value of the shares, which shall be determined and become effective as of the time described in the Funds' Prospectus. The net asset value so determined shall apply to all orders for the purchase of the shares received by dealers prior to the time as of which net asset value is determined, and you are authorized in your capacity as our agent to accept orders and confirm sales at such net asset value; provided that, such dealers notify you of the time when they received the particular order and that the order is placed with you prior to the time as of which net asset value is determined. To the extent that our Shareholder Servicing and Transfer Agent (collectively, "Agent") and the Custodian(s) for any pension, profit-sharing, employer or self-employed plan receive payments on behalf of the investors, such Agent and Custodian(s) shall be required to record the time of such receipt with respect to each payment, and the applicable net asset value shall be that which is next determined and effective after the time of receipt by them. In all events, you shall forthwith notify all of the dealers comprising your selling group and the Agent and Custodian(s) of the effective net asset value as received from us. Should we at any time calculate our net asset value more frequently than once each business day, you and we will follow procedures with respect to such additional price or prices comparable to those set forth above in this Section 3.

         4. Orders. You shall promptly advise us of all purchase orders for shares of the Funds received by you. Any order may be rejected by us; provided, however, that we and the Trust will not arbitrarily or without reasonable cause refuse to accept or confirm orders for the purchase of shares of the Funds. We or our agent will confirm orders upon receipt, will make appropriate book entries and, upon receipt by the Trust (or its agent) of payment therefor, will deliver deposit receipts for the shares.

         5.       Sales Commission.

                  (a)      In respect of each Class of Shares other than Class B
Shares:

                           (i)      You shall be entitled to receive a sales
commission on the sale of shares of the Funds in the amounts and according to the procedures set forth in the Funds' Prospectus then in effect under the 1933 Act (including any supplements or amendments thereto).

                           (ii)     In addition to the payments of the sales
commissions to you provided for in paragraph 5(a)(i), you may also receive reimbursement for expenses or a maintenance or trail fee as may be required by and described in the distribution plans adopted by the Fund pursuant to Rule 12b-l under the 1940 Act (the "Distribution Plans").

                  (b) In respect of the Class B Shares of the Funds, the following provisions shall apply:

                           (i)      In consideration of your services as
principal underwriter of the Funds' Class B Shares pursuant to this Underwriting Agreement and our distribution plan pursuant to Rule 12b-l under the 1940 Act in respect of such shares (the "Class B Distribution Plan"), we agree: (I) to pay to you monthly in arrears your "Allocable Portion" (as hereinafter defined) of a fee (the "Distribution Fee") which shall accrue daily in an amount equal to the product of (A) the daily equivalent of 0.75% per annum multiplied by (B) the net asset value of the Class B Shares of the Fund outstanding on such day, and (II) to withhold from redemption proceeds your Allocable Portion of the Contingent Deferred Sales Charges ("CDSCs") and to pay the same over to you or at your direction.

                           (ii)     The Allocation Schedule attached hereto as
Schedule B and each of the provisions set forth in clauses (I) through (V) of the second sentence of Section 1(A) of the Class B Distribution Plan as in effect on the date hereof, together with the related definitions, are hereby incorporated herein by reference with the same force and effect as if set forth herein in their entirety.

                           (iii)    In addition to the payments of amounts
provided for in Section 5(b)(i) and (ii), you may also receive reimbursement for expenses or a maintenance or trail fee as may be required by and described in the Class B Distribution Plan or in a Shareholder Servicing Plan applicable to the Funds.

                  (c) You may allow appointed sub-agents or dealers such commissions or discounts (not exceeding the total sales commission) as you shall deem advisable, so long as any such commissions or discounts are set forth in the Funds' then current Prospectus, to the extent required by the applicable federal and state securities laws.

         6. Payment of Shares. At or prior to the time of delivery of any of our shares you will pay or cause to be paid to the Custodian, for our account, an amount in cash equal to the net asset value of such shares. In the event that you pay for shares sold by you prior to your receipt of payment from purchasers, you are authorized to reimburse yourself for the net asset value of such shares from the offering price of such shares when received by you.

         7. Redemption. We represent that any of the outstanding shares of the Funds may be tendered for redemption at any time, and we represent that the Trust will repurchase or redeem the shares so tendered in accordance with the Trust's Declaration of Trust and Bylaws and the applicable provisions of the Funds' Prospectus. The price to be paid to redeem or repurchase the shares shall be equal to the net asset value, less any applicable contingent deferred sales charge, if any, determined as set forth in the applicable Prospectus (the "redemption price").

         8. Registration of Shares. No shares shall be registered on our books until (i) receipt by us of your written request therefor; (ii) receipt by the Custodian and Agent of a certificate signed by an officer of the Trust stating the amount to be received therefor; and (iii) receipt of payment of that amount by the Custodian. We will provide for the recording of all shares purchased in unissued form in "book accounts," unless a request in writing for certificates is received by the Agent, in which case certificates for shares in such names and amounts as is specified in such writing will be delivered by the Agent, as soon as practicable after registration thereof on the books.

         9. Purchases for Your Own Account. You shall not purchase shares for your own account for purposes of resale to the public, but you may purchase shares for your own investment account upon your written assurance that the purchase is for investment purposes only and that the shares will not be resold except through redemption by us.

         10. Sale of Shares to Affiliates. You may sell the Class A and Class C shares at net asset value, without a sales charge as appropriate, pursuant to a uniform offer described in the Funds' current Prospectus (i) to our Trustees and officers, our investment manager or your company or affiliated companies thereof, (ii) to the bona fide, full time employees or sales representatives of any of the foregoing who have acted as such for at least ninety (90) days, (iii) to any trust, pension, profit-sharing, or other benefit plan for such persons, or (iv) to any other person set forth in the Funds' then current Prospectus; provided that such sales are made in accordance with the rules and regulations under the 1940 Act and that such sales are made upon the written assurance of the purchaser that the purchases are made for investment purposes only, not for the purpose of resale to the public and that the shares will not be resold except through redemption by us.

         11.      Allocation of Expenses.

                  (a) We will pay the following expenses in connection with the sales and distribution of shares of the Fund:

                           (i) expenses pertaining to the preparation of our audited and certified financial statements to be included in any amendments ("Amendments") to our Registration Statement under the 1933 Act, including the Prospectuses and Statements of Additional Information included therein;

                           (ii) expenses pertaining to the preparation (including legal fees) and printing of all Amendments or supplements filed with the Securities and Exchange Commission, including the copies of the Prospectuses and Statements of Additional Information included in such Amendments and the first ten (10) copies of the definitive Prospectuses and Statements of Additional Information or supplements thereto, other than those necessitated by or related to your (including your "Parents") activities where such amendments or supplements result in expenses which we would not otherwise have incurred;

                           (iii) expenses pertaining to the preparation, printing, and distribution of any reports or communications, including Prospectuses and Statements of Additional Information, which are sent to our existing shareholders;

                           (iv) filing and other fees to federal and state securities regulatory authorities necessary to register and maintain registration of the shares; and

                           (v) expenses of the Agent, including all costs and expenses in connection with the issuance, transfer and registration of the shares, including but not limited to any taxes and other governmental charges in connection therewith.

                  (b) Except to the extent that you are entitled to reimbursement under the provisions of any of the Distribution Plans for the Fund, you will pay the following expenses:

                           (i) expenses of printing additional copies of the Prospectus and Statement of Additional Information and any amendments or supplements thereto which are necessary to continue to offer our shares to the public;

                           (ii) expenses pertaining to the preparation (excluding legal fees) and printing of all amendments and supplements to our Registration Statement if the Amendment or supplement arises from or is necessitated by or related to your (including your "Parent") activities where those expenses would not otherwise have been incurred by us; and

                           (iii) expenses pertaining to the printing of additional copies, for use by you as sales literature, of reports or other communications which have been prepared for distribution to our existing shareholders or incurred by you in advertising, promoting and selling our shares to the public.

         12. Furnishing of Information. We will furnish to you such information with respect to our company and its shares, in such form and signed by such of our officers as you may reasonably request, and we warrant that the statements therein contained when so signed will be true and correct. We will also furnish you with such information and will take such action as you may reasonably request in order to qualify our shares for sale to the public under the Blue Sky Laws or in jurisdictions in which you may wish to offer them. We will furnish you at least annually with audited financial statements of our books and accounts certified by independent public accountants, and with such additional information regarding our financial condition, as you may reasonably request from time to time.

         13. Conduct of Business. Other than the currently effective Prospectus and Statement of Additional Information, you will not issue any sales material or statements except literature or advertising which conforms to the requirements of federal and state securities laws and regulations and which have been filed, where necessary, with the appropriate regulatory authorities. You will furnish us with copies of all such material prior to their use and no such material shall be published if we shall reasonably and promptly object.

         You shall comply with the applicable federal and state laws and regulations where our shares are offered for sale and conduct your affairs with us and with dealers, brokers or investors in accordance with the Conduct Rules of the National Association of Securities Dealers, Inc.

         14. Redemption or Repurchase within Seven Days. If shares are tendered to us for redemption or are repurchased by us within seven (7) business days after your acceptance of the original purchase order for such shares, you will immediately refund to us the full amount of any sales commission (net of allowances to dealers or brokers) allowed to you on the original sale, and will promptly, upon receipt thereof, pay to us any refunds from dealers or brokers of the balance of sales commissions reallowed by you. We shall notify you of such tender for redemption within ten (10) days of the day on which notice of such tender for redemption is received by us.

         15. Other Activities. Your services pursuant to this Agreement shall not be deemed to be exclusive, and you may render similar services and act as an underwriter, distributor or dealer for other investment companies in the offering of their shares.

         16. Term of Agreement. This Agreement shall become effective on the date first written above or on such later date approved by the Trust's Board of Trustees, including a majority of those Trustees who are not parties to this Agreement or interested persons (as such term is defined in the 1940 Act) thereof. Unless terminated as provided herein, the Agreement shall continue in full force and effect with respect to each Fund until the Reapproval Date set forth for such Fund on Schedule A to this Agreement. Thereafter, this Agreement shall continue in effect from year to year for successive one (1) year periods if approved at least annually (i) by a vote of a majority of the outstanding voting securities of the Fund or by a vote of the Trustees of the Trust, and
(ii) by a vote of a majority of the Trustees of the Trust who are not interested persons or parties to this Agreement (other than as Trustees of the Trust), cast in person at a meeting called for the purpose of voting on this Agreement.

         17. Termination. This Agreement: (i) may be terminated at any time without the payment of any penalty, either by vote of the Trustees of the Trust or by a vote of a majority of the outstanding voting securities of the Fund, on sixty (60) days' written notice to you; (ii) shall terminate immediately in the event of its assignment; and (iii) may be terminated by you on sixty (60) days' written notice to us.

         18. Suspension of Sales. We reserve the right at all times to suspend or limit the public offering of the shares upon written notice to you, and to reject any order in whole or in part.

         19. Miscellaneous. This Agreement shall be subject to the laws of the State of Arizona and shall be interpreted and construed to further and promote the operation of the Trust as an open-end investment company. As used herein, the terms "Net Asset Value," "Offering Price," "Investment Company," "Open-End Investment Company," "Assignment," "Principal Underwriter," "Interested Person," "Parents," and "Majority of the Outstanding Voting Securities," shall have the meanings set forth in the 1933 Act and the 1940 Act, as applicable, and the rules and regulations promulgated thereunder.

         20. Liability. Nothing contained herein shall be deemed to protect you against any liability to us or to our shareholders to which you would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of your duties hereunder, or by reason of your reckless disregard of your obligations and duties hereunder.

         21. Amendment. This Agreement may be amended with respect to the Fund by the parties only if such amendment is specifically approved by (a) the Trustees or by the vote of a majority of the outstanding voting securities of the Fund, and (b) by the vote of a majority of the disinterested Trustees cast in person at a meeting called for the purpose of voting on such amendment.

         If the foregoing meets with your approval, please acknowledge your acceptance by signing each of the enclosed counterparts hereof and returning such counterparts to us, whereupon this shall constitute a binding agreement as of the date first above written.

                                         Very truly yours,

                                         ING MUTUAL FUNDS

                                         /s/ Michael J. Roland
                                         ---------------------------------------
                                         By: Michael J. Roland
                                         Executive Vice President

Agreed to and Accepted:

ING FUNDS DISTRIBUTOR, INC.

/s/ James M. Hennessy
--------------------------------------
By: James M. Hennessy
Senior Executive Vice President

                               AMENDED SCHEDULE A

                               WITH RESPECT TO THE

                             UNDERWRITING AGREEMENT

                                     BETWEEN

                                ING MUTUAL FUNDS

                                       AND

                           ING FUNDS DISTRIBUTOR, LLC

                          EFFECTIVE: FEBRUARY 25, 2003

                                           LAST CONTINUED/
             NAME OF FUND                 APPROVED BY BOARD     REAPPROVAL DATE
--------------------------------------    -----------------    -----------------
ING Emerging Countries Fund               August 20, 2002      September 1, 2003

ING Global Real Estate Fund               August 20, 2002      September 1, 2003

ING Global Technology Fund                August 20, 2002      September 1, 2003

ING International Fund                    August 20, 2002      September 1, 2003

ING International SmallCap Growth Fund    August 20, 2002      September 1, 2003

ING Precious Metals Fund                  August 20, 2002      September 1, 2003

ING Russia Fund                           August 20, 2002      September 1, 2003

ING Worldwide Growth Fund                 August 20, 2002      September 1, 2003

ING Global Equity Dividend Fund*          February 25, 2003    September 1, 2004

* This Amended Schedule A to the Underwriting Agreement will be effective with respect to this Fund upon the effective date of the initial Registration Statement with respect to the Fund.

                                   SCHEDULE A

                               WITH RESPECT TO THE

                             UNDERWRITING AGREEMENT

                                    BETWEEN

                                ING MUTUAL FUNDS

                                       AND

                           ING FUNDS DISTRIBUTOR, INC.

                         EFFECTIVE: SEPTEMBER 23, 2002

                                           LAST CONTINUED/
             NAME OF FUND                 APPROVED BY BOARD     REAPPROVAL DATE
--------------------------------------    -----------------    -----------------
ING Emerging Countries Fund               August 20, 2002      September 1, 2003

ING Global Real Estate Fund               August 20, 2002      September 1, 2003

ING Global Technology Fund                August 20, 2002      September 1, 2003

ING International Fund                    August 20, 2002      September 1, 2003

ING International SmallCap Growth Fund    August 20, 2002      September 1, 2003

ING Precious Metals Fund                  August 20, 2002      September 1, 2003

ING Russia Fund                           August 20, 2002      September 1, 2003

ING Worldwide Growth Fund                 August 20, 2002      September 1, 2003

                                   SCHEDULE B

                               WITH RESPECT TO THE

                             UNDERWRITING AGREEMENT

                                    BETWEEN

                                ING MUTUAL FUNDS

                          ING FUNDS DISTRIBUTOR, INC.

                          EFFECTIVE: SEPTEMBER 23, 2002

                  UNDERWRITING AGREEMENT ALLOCATION PROCEDURES

                  CDSCs and Distribution Fees related to Shares of each separate series of ING Mutual Funds, as described in the Underwriting Agreement (each a "Fund," collectively the "Funds") shall be allocated by such Fund among ING Funds Distributor, Inc. (the "Distributor") and any replacement principal underwriter for Shares of such Fund (the "Successor Distributor") in accordance with this Schedule B.

                  Defined terms used in this Schedule B and not otherwise defined herein shall have the meaning assigned to them in the Underwriting Agreement for Shares of each Fund to which this Schedule B is attached. As used herein the following terms shall have the meanings indicated.

                  "Commission Share" means, in respect of any Fund, each Share of such Fund which is issued under circumstances which would normally give rise to an obligation of the holder of such Share to pay a CDSC upon redemption of such Share (including, without limitation, any Share of such Fund issued in connection with a Free Exchange) and any such Share shall continue to be a Commission Share of such Fund prior to the redemption (including a redemption in connection with a Free Exchange) or conversion of such Share, even though the obligation to pay the CDSC may have expired or conditions for waivers thereof may exist.

                  "Date of Original Issuance" means in respect of any Commission Share, the date with reference to which the amount of the CDSC payable on redemption thereof, if any, is computed.

                  "Free Exchange" means an exchange of a Commission Share of one Fund for a Commission Share of another Fund under circumstances where the CDSC which would have been payable in respect of a redemption of the exchanged Commission Share on the date of such exchange is waived and the Commission Share issued in such exchange is treated as a continuation of the investment in the Commission Share exchanged for purposes of determining the CDSC payable if such Commission Share issued in the exchange is thereafter redeemed.

                  "Free Share" means, in respect of any Fund, each Share of such Fund, other than a Commission Share, including, without limitation, any Share issued in connection with the reinvestment of dividends or capital gains.

                  "Inception Date" means, in respect of any Fund, the first date on which such Fund issued Shares.

                  "Net Asset Value" means, (i) with respect to any Fund, as of the date any determination thereof is made, the net asset value of such Fund computed in the manner such value is required to be computed by such Fund in its reports to its shareholders, and (ii) with respect to any Share of such Fund as of any date, the quotient obtained by dividing: (A) the net asset value of such Fund (as computed in accordance with clause (i) above) allocated to Shares of such Fund (in accordance with the constituent documents for such Fund) as of such date, by (B) the number of Shares of such Fund outstanding on such date.

                  "Omnibus Share" means, in respect of the Fund, a Commission Share or Free Share sold by one of the Selling Agents listed on Exhibit I to this Schedule. If the Distributor and its Transferees reasonably determine that the Transfer Agent is able to track all Commission Shares and Free Shares sold by any of the Selling Agents listed on Exhibit I (taking into account all information provided to the Transfer Agent by such Selling Agent on a schedule sufficient to enable the Transfer Agent to Complete all required reports involving such information in a timely manner), in the same manner as Commission Shares and Free Shares are currently tracked in respect of Selling Agents not listed on Exhibit I, then Exhibit I shall be amended to delete such Selling Agent from Exhibit I so that Commission Shares and Free Shares sold by such Selling Agent will no longer be treated as Omnibus Shares.

                  "Share" means, in respect of any Fund, each Class B share of such Fund.

PART I: ATTRIBUTION OF SHARES

                  Shares of each Fund, which are outstanding from time to time, shall be attributed to the Distributor and any Successor Distributor in accordance with the following rules;

                  (1)      Commission Shares Other Than Omnibus Shares:

                  (a) Commission Shares (excluding Omnibus Shares) attributed to the Distributor shall be Commission Shares (excluding Omnibus Shares) the Date of Original Issuance of which occurred on or after the Inception Date of such Fund and on or prior to the last day on which the Distributor acts as principal underwriter of Shares for such Fund.

                  (b) Commission Shares (excluding Omnibus Shares) attributable to the Successor Distributor shall be Commission Shares (excluding Omnibus Shares) the Date of Original Issuance of which occurs on or after the first day on which such Successor Distributor acts as principal underwriter of Shares for such Fund and on or prior to the last day such Successor for Distributor acts as principal underwriter of Shares for such Fund.

                  (c) A Commission Share (other than an Omnibus Share) of a particular Fund (the "Issuing Fund'") issued in consideration of the investment of proceeds of the redemption of a Commission Share of another Fund (the "Redeeming Fund") in connection with a Free Exchange, is deemed to have a Date of Original Issuance identical to the Date of Original Issuance of the Commission Share of the Redeeming Fund and any such Commission Share will be attributed to the Distributor or Successor Distributor based upon such Date of Original Issuance in accordance with Part I(a) and (b) above.

                  (d) A Commission Share (other than an Omnibus Share) redeemed (other than in connection with a Free Exchange) or converted to a Class A share is attributable to the Distributor or Successor Distributor based upon the Date of Original Issuance in accordance with Part I(a), (b) and (c) above.

                  (2)      Free Shares Other Than Omnibus Shares:

                  Free Shares (excluding Omnibus Shares) of a Fund outstanding on any date shall be attributed to the Distributor or a Successor Distributor, as the case may be, in the same proportion that the Commission Shares (excluding Omnibus Shares) of such Fund outstanding on such date are attributed to it on such date; provided that the Distributor reasonably determines that the Transfer Agent or the Selling Agent is able to produce monthly reports which track the Date of Original Issuance for the Commission Shares related to such Free Shares, then the Free Shares shall be allocated pursuant to clause l(a), (b) and (c) above.

                  (3)      Omnibus Shares:

                  Omnibus Shares of the Fund outstanding on any date shall be attributed to the Distributor or a Successor Distributor, as the case may be, in the same proportion that the Commission Shares which are not Omnibus Shares of the Fund outstanding on such date are attributed to it on such date; provided that if the Distributor and its transferees reasonably determine that the Transfer Agent is able to produce monthly reports which track the Date of Original Issuance for the Omnibus Shares, then the Omnibus Shares shall be allocated pursuant to clause l(a), (b) and (c) above.

PART II: ALLOCATION OF CDSCs

                  (1) CDSCs Related to the Redemption of Commission Shares Other Than Omnibus Shares:

                  CDSCs in respect of the redemption of Commission Shares which are not Omnibus Shares shall be allocated to the Distributor or Successor Distributor depending upon whether the related redeemed Commission Share is attributable to the Distributor or Successor Distributor, as the case may be, in accordance with Part I above.

                  (2)      CDSCs Related to the Redemption of Omnibus Shares:

                  CDSCs in respect of the redemption of Omnibus Shares shall be allocated to the Distributor or a Successor Distributor in the same proportion that CDSCs related to the redemption of Commission Shares are allocated to each thereof; provided, that the Distributor and its transferees reasonably determine that the Transfer Agent is able to produce monthly reports which track the Date of Original Issuance for the Omnibus Shares, then the CDSCs in respect of the redemption of Omnibus Shares shall be allocated among the Distributor and any Successor Distributors depending on whether the related redeemed Omnibus Share is attributable to the Distributor or a Successor Distributor, as the case may be, in accordance with Part I above.

PART III: ALLOCATION OF DISTRIBUTION FEES

                  Assuming that the Distribution Fee remains constant over time and among Funds so that Part IV hereof does not become operative:

                  (1) The portion of the aggregate Distribution Fees accrued in respect of all Shares of all Funds during any calendar month allocable to the Distributor or a Successor Distributor is determined by multiplying the total of such Distribution Fees by the following fraction:

                                    (A + C)/2
                                    ---------
                                    (B + D)/2

where:

A                 =        The aggregate Net Asset Value of all Shares of all
                  Funds attributed to the Distributor or such Successor Distributor, as the case may be, and outstanding at the beginning of such calendar month

B                 =        the aggregate Net Asset Value of all Shares of all
                  Funds at the beginning of such calendar month

C                 =        The aggregate Net Asset Value of all Shares of all
                  Funds attributed to the Distributor or such Successor Distributor, as the case may be, and outstanding at the end of such calendar month

D                 =        The aggregate Net Asset Value of all Shares of all
                  Funds at the end of such calendar month

                  (2) If the Distributor reasonably determines that the Fund or its transfer agent is able to produce automated monthly reports which allocate the average Net Asset Value of the Commission Shares (or all Shares if available) of all Funds among the Distributor and each Successor Distributor in a manner consistent with the methodology detailed in Part I and Part III(l) above, the portion of the Distribution Fees accrued in respect of all such Shares of all Funds during a particular calendar month will be allocated to the Distributor or each Successor Distributor by multiplying the total of such Distribution Fees by the following fraction:

                                     (A)/(B)

where:

A                 =        Average Net Asset Value of all such Shares of all
                  Funds for such calendar month attributed to the Distributor or such Successor Distributor, as the case may be

B                 =        Total average Net Asset Value of all such Shares of
                  all Funds for such calendar month

PART IV: ADJUSTMENT OF THE DISTRIBUTOR'S SHARE AND SUCCESSOR DISTRIBUTORS'
SHARES

         If the terms of any Underwriting Agreement, any Plan, any Prospectus, the Conduct Rules or any other applicable law change the rate at which Distribution Fees or Service Fees are computed with reference to the Net Asset Value of Shares of any Fund, these allocation procedures must be revised in light of such changes in a manner which carries out the intent of these allocation procedures.

                                   EXHIBIT I
                                 TO SCHEDULE B

                                 SELLING AGENTS

Merrill Lynch
Charles Schwab & Co, Inc.